Exhibit 99.2

NorthStar Realty Finance Announces Pricing of Private Offering of

$75 Million of Exchangeable Senior Notes Due 2032

NEW YORK, NY, June 7, 2012 - NorthStar Realty Finance Corp. (the “Company”) (NYSE: NRF) today announced that NorthStar Realty Finance Limited Partnership, the operating partnership through which the Company conducts its operations, has priced a private offering of $75 million aggregate principal amount of the operating partnership’s 8.875% exchangeable senior notes due 2032 (the “Notes”). The operating partnership has granted to the initial purchasers of the Notes a 30-day option to purchase up to an additional $11.25 million aggregate principal amount of Notes solely to cover over-allotments, if any.

The Notes will be senior unsecured obligations of the operating partnership, exchangeable for cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the operating partnership’s option.  The initial exchange rate for the Notes will be 166.5515 shares per $1,000 principal amount of Notes and the initial exchange price will be $6.00 per share of the Company’s common stock. The initial exchange rate and initial exchange price are subject to adjustment in certain circumstances. Each of the Company and NRFC Sub-REIT Corp., a subsidiary of the operating partnership, has guaranteed the payment of amounts due on the Notes.

The Company expects to use the net proceeds from the sale of the Notes to make investments relating to its business, repurchase or pay its liabilities and for general corporate purposes.

Prior to June 15, 2019, the operating partnership may not redeem the Notes except at any time or from time-to-time to preserve the Company’s qualification as a real estate investment trust, and on or after June 15, 2019, the operating partnership may redeem for cash all or part of the Notes at any time, in each case, at 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the redemption date.

The notes will be sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes, the guarantee thereon and any shares of the Company’s common stock that may be issued upon exchange of the Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. The Company has agreed to file a registration statement to cover re-sales of the shares of common stock of the Company issuable upon exchange of the Notes with the Securities and Exchange Commission within 120 days of the closing of this private offering.

This release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance real estate investment trust that originates, acquires and manages portfolios of commercial real estate debt, commercial real estate securities and net lease properties.  In addition, the Company engages in asset management and other activities related to real estate and real estate finance.

Safe-Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “expect,” “will,” “intend” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, completion of the offering on the terms described in the offering materials, if at all, and use of proceeds from the sale of the notes. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31,

2011, and its other filings with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

For Further Information:

Investor Relations

Joe Calabrese

(212) 827-3772